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Exhibit 5.1

December 6, 2013

Ocera Therapeutics, Inc.
525 University Avenue, Suite 610
Palo Alto, California 94301
(650) 475-0150

Re:
Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 4,729,064 shares of Common Stock, par value $0.00001 per share (the "Common Stock"), of Ocera Therapeutics, Inc., a Delaware corporation (the "Company"), including 3,940,887 shares of Common Stock of the Company (the "Shares") and up to 788,177 additional shares of the Common Stock of the Company (the "Warrant Shares") subject to warrants (the "Warrants"), to be sold by the selling stockholders listed in the Registration Statement under "Selling Stockholders".

        We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

        The opinions expressed below are limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law).

        Based on the foregoing, we are of the opinion that: (1) the Shares have been duly authorized and validly issued and are fully paid and non-assessable; and (2) assuming that there is a sufficient number of authorized and unissued shares of Common Stock at the time of a Warrant exercise, the Warrant Shares, when and if issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

        We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/ GOODWIN PROCTER LLP
GOODWIN PROCTER LLP

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  Exhibit 5.1